[HODGSON RUSS LLP LETTERHEAD]

November 2, 2007

Asia Special Situation Acquisition Corp.
P.O. Box 309GT, Ugland House
South Church Street
George Town, Grand Cayman
Cayman Islands

Ladies and Gentlemen:

We have acted as United States counsel to Asia Special Situation Acquisition Corp., a business combination company formed under the law of the Cayman Islands, (the “Company”) in connection with the registration by the Company with the United States Securities and Exchange Commission (the “Commission”) of 10,000,000 units of the Company (collectively the “Units”), each Unit consisting of one ordinary share of common stock of the Company (collectively the “Ordinary Shares”) and one warrant to purchase common stock of the Company (collectively the “Warrants”), pursuant to a Registration Statement on Form S-1 filed by the Company with the Commission on November 2, 2007 under File No. 333-145163 (the “Registration Statement”).

This letter is being furnished to you at your request and in accordance with the requirements of Item 601(b)(8) of Regulation S-K promulgated under the Securities Act of 1933, as amended, (the “Securities Act”).

The confirmation set forth in this letter is subject to the following qualifications:

1. We have assumed without any inquiry or other investigation the accuracy on the date of this letter as well as on the date of the Registration Statement of each statement as to any factual matter made in the Registration Statement (including, but not limited to, in the Prospectus that is part of the Registration Statement).

2. We do not address any law other than the United States Internal Revenue Code of 1986, as amended, regulations promulgated thereunder by the United States Department of the Treasury, published rulings and other published pronouncements of the United States Internal Revenue Service (the “I.R.S.”) relating thereto and published decisions of United States federal courts relating thereto (collectively “United States Federal Tax Law”).

3. We note that (a) United States Federal Tax Law is subject to change at any time possibly with retroactive effect, (b) there is no direct legal authority addressing certain of the issues covered by the discussion of United States Federal Tax Law in the Registration Statement under the heading “TAXATION” and (c) there can be no assurance that any opinion expressed in such discussion will be accepted by the I.R.S. or a court.

Asia Special Situation Acquisition Corp.
November 2, 2007

4. The confirmation set forth in this letter (a) deals only with the specific legal issue or issues it explicitly addresses and does not address other matter and (b) does not address the effect of any law (including, but not limited to, public policy reflected therein) other than United States Federal Tax Law.

5. This letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you of any such change or any effect of any such change on the confirmation set forth in this letter.

Subject to the qualifications set forth in this letter, we confirm to you that, although the discussion in the Registration Statement under the heading “TAXATION” does not purport to discuss all possible United States federal income tax consequences of the acquisition, ownership and disposition of the Units, the Ordinary Shares and the Warrants, the statements as to United States Tax Law contained in such discussion (including, but not limited to, the qualifications, uncertainties and risks noted in such discussion) represent our opinion as to the material United States federal income tax consequences of such acquisition, ownership and disposition, subject to the assumptions expressly described in such discussion.

We consent to the use of this letter as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus that is part of the Registration Statement. In giving such consent, we do not admit that we are in the category of person whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Circular 230 Disclosure

Any tax statement made herein regarding any U.S. federal tax is not intended or written to be used, and cannot be used, by any taxpayer for purposes of avoiding any penalties. Any such statement herein is written in connection with the marketing or promotion of the transaction to which the statement relates. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Very truly yours,

/s/ Hodgson Russ LLP

Hodgson Russ LLP